SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 11, 1999

                           BERLITZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           New York                       1-10390               13-355-0016
(State or other jurisdiction of    Commission File Number    (I.R.S. Employer
       of incorporation)                                  Identification Number)

              400 Alexander Park, Princeton, New Jersey 08540-6306
                    (Address of principal executive offices)

                                 (609) 514-9650
               Registrant's telephone number, including area code

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report


                                   Page 1 of 3
                             Exhibit Index on Page 2
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ITEM 5.  OTHER EVENTS.

On March 11, 1999, Berlitz International, Inc. ("Berlitz" or the "Company") announced that, after receiving approval from its shareholders, it had completed the issuance of $100 million of convertible debentures to Apollo Management IV, L.P. and its affiliates (together, "Apollo"), a private investment firm, and $55 million of convertible debentures to Benesse Holdings International, Inc. ("Benesse Holdings"), the Company's largest shareholder. These issuances were made pursuant to definitive agreements entered into as of October 2, 1998. In a separate transaction, Berlitz issued to Benesse Holdings a $50 million subordinated note. Proceeds from the sale of the convertible debentures, as well as proceeds from the note issuance, were used to retire all of the Company's existing funded indebtedness.

         Assuming conversion of all of the debentures issued in the transaction, Apollo will own approximately 20% of the outstanding common stock of Berlitz and Benesse Holdings will own approximately 60%. Upon closing of the transaction, Berlitz has expanded its board of directors and has selected Mr. Antony Ressler and Mr. Laurence Berg, both partners of Apollo, to join the Company's board of directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

1.   Press release of the Company, dated March 11, 1999.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           BERLITZ INTERNATIONAL, INC.

Dated: March 18, 1999                      By: /s/ Henry D. James
                                               ------------------
                                               Henry D. James
                                               Executive Vice President and
                                               Chief Financial Officer